EXHIBIT 10.25

                           SECOND AMENDMENT AGREEMENT

AGREEMENT (the "Agreement") dated as of January 30, 1996 between EDITEK, Inc. ("EDITEK"), Psychiatric Diagnostic Laboratories of America, Inc. ("PSDLA") (collectively, "Purchaser") and MedTox Laboratories, Inc. ("Seller").

                                   WITNESSETH:

WHEREAS, Seller and Purchaser are parties to a certain Asset Purchase Agreement dated as of July 1, 1995, which has been amended by an Amendment Agreement dated as of January 2, 1996 between Seller and EDITEK ("Amendment Agreement"), which agreement was assigned by EDITEK to PSDLA (collectively, the "Purchase Agreement"), and Seller and Purchaser desire to amend the Purchase Agreement to define the specific time of Closing of the transactions contemplated therein and to revise the method for calculating the market price of the Common Stock for certain purposes therein.

NOW, THEREFORE, in consideration of the premises and the mutual promises of the parties set forth below, the parties hereby agree as follows:

1. The Purchase Agreement is hereby amended so that (i) the Closing Date Market Price, as defined in Section 3.2 (b) of the Amendment Agreement and for all purposes therein, is changed to read as follows:

     (b) "Closing Date Market Price" shall mean $2.838, which number represents the average of the daily closing sales prices, as reported in The Wall Street Journal, of the Common Stock, for the five Trading Days immediately preceding January 25, 1996.

     and (ii) the Repricing Date Market Price, as defined in Section 3.2 (j) of the Amendment Agreement and for all purposes therein, is changed to read as follows:

                  (j) "Repricing Date Market Price" shall mean the average on the Repricing Date and the four Trading Days preceding the Repricing Date of the daily closing sales prices, as reported in The Wall Street Journal, of the Common Stock.

2. The Closing of the transactions contemplated in the Purchase Agreement shall be deemed to occur at the close of business on January 30, 1996, notwithstanding that the actual Closing occurred at some other hour of the day on such Closing Date.

3. The assets and liabilities being transferred by Seller are the assets and liabilities of Seller as of January 30, 1996, all as required by the Purchase Agreement. Notwithstanding the foregoing, the parties desire to give economic effect to the transaction as of the close of business on January 26, 1996 and,

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accordingly desire to allocate  responsibility  for payroll,  trade payables and collections by agreeing as follows:

         (a) Purchaser shall pay the amount of any payroll and related expenses for employees and consultants of Seller for the period commencing January 20, 1996 through the close of business on January 30, 1996, but Seller shall immediately reimburse Purchaser for such payments for the period from January 20, 1996 through the close of business on January 26, 1996;

     (b) Seller shall pay Purchaser an amount equal to the amounts collected by Seller after the close of business on January 26, 1996; and

         (c) Purchaser shall assume and have responsibility to pay all trade payables of Seller that were incurred consistent with Sellers' past practice disclosed to Purchaser and which remained unpaid at the close of business on January 30, 1996, provided that past practice disclosed to Purchaser would not have required payment prior to the close of business on January 26, 1996.

         Notwithstanding the foregoing, Purchaser shall have no liability for tort or similar liabilities of Seller that arise out of acts or omissions that occurred prior to the close of business on January 30, 1996.

4. All representations and warranties made by Seller and Purchaser in Sections 5.2 and 6.2 of the Purchase Agreement are hereby extended to this Agreement and the transactions contemplated hereby.

5. Except as set forth above, the Purchase Agreement shall remain unchanged and in full force and effect.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereto duly authorized as of the date first written above.


                                      MEDTOX LABORATORIES, INC.


                                      By:________________________________
                                      Name: ___________________________
                                      Title:____________________________


                                      EDITEK, INC.

                                      By:_________________________________
                                      Name:____________________________
                                      Title:_____________________________


                                      PSYCHIATRIC DIAGNOSTIC
                                      LABORATORIES OF AMERICA, INC.

                                      By:_________________________________
                                      Name:____________________________
                                      Title:_____________________________